Cusip No. 67611V101                       13G                Page 16 of 21 pages


                                    EXHIBIT A

AGREEMENT OF REPORTING PERSONS

      Each of the undersigned hereby agrees that the Schedule 13G filed on the date hereof with respect to the shares of Common Stock of Odyssey HealthCare, Inc. has been filed on behalf of the undersigned.

SIGNATURE:

      Dated: February 14, 2002

      Entities:

Oak Investment Partners VI, Limited Partnership
Oak Associates VI, LLC
Oak VI Affiliates Fund, Limited Partnership
Oak VI Affiliates, LLC
Oak Management Corporation


                                          By: /s/ Edward F. Glassmeyer
                                              ----------------------------------
                                                   Edward F. Glassmeyer, as
                                                   General Partner or
                                                   Managing Member or as
                                                   Attorney-in-fact for the
                                                   above-listed entities

Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont

                                          By: /s/ Edward F. Glassmeyer
                                              ----------------------------------
                                                   Edward F. Glassmeyer,
                                                   Individually and as
                                                   Attorney-in-fact for the
                                                   above-listed individuals